UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip Code)

720-529-3336
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions. *
On January 28, 2014, National Bank Holdings Corporation (“NBHC”) issued a press release announcing its financial results for the quarter ended December 31, 2013, which press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure. *
On January 28, 2014, NBHC issued, distributed, made available to investors, and posted on its website, the press release and accompanying financial tables reflecting its financial results for the quarter ended December 31, 2013, also furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 8.01 Other Events
On January 23, 2014, the Board of Directors of NBHC authorized a new share repurchase program to repurchase up to $50 million of the Company’s common stock through December 31, 2014. This new program replaced the previous $35 million share repurchase program approved during the fourth quarter 2013. As of January 23, 2014, there was $25 million remaining under that $35 million share repurchase authorization.  Under the new share repurchase program, shares will be acquired from time to time either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. As of January 23, 2014, the Company had outstanding 44,918,631 shares of its common stock, including 41,890,857 shares of Class A voting common stock and 3,027,774 shares of Class B non-voting common stock.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description of Exhibit
99.1	Press release dated January 28, 2014.

*The information contained in Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K is being "furnished" and shall not be deemed "filed" for purposed of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Registrant under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation
Date: January 28, 2014	By:	/s/ Zsolt K. Besskó
Zsolt K. Besskó, Chief Administrative Officer and General Counsel